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                                                                    EXHIBIT 5.1

                                  PERKINS COIE
             A LAW PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
         1201 THIRD AVENUE, 40TH FLOOR - SEATTLE, WASHINGTON 98101-3099
             TELEPHONE: (206) 583-8888 - FACSIMILE: (206) 583-8500


                                 April 14, 1997



Board of Directors
NeoRx Corporation
410 West Harrison Street
Seattle, WA  98119-4007

         RE:      REGISTRATION OF 3,303,027 SHARES OF COMMON STOCK

Dear Ladies and Gentlemen:

         We have acted as counsel to NeoRx Corporation (the "Company") in connection with the proceedings to register for resale under the Securities Act of 1933, as amended, 3,303,027 shares of the Company's Common Stock (the "Conversion Shares") issuable upon conversion of the Company's Series 3 Convertible Preferred Stock.

         Based on the foregoing, it is our opinion that the Conversion Shares, upon their issuance and delivery in accordance with the terms of the Company's Series 3 Convertible Preferred Stock, will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Company's registration statement for Form S-3 with respect to the Conversion Shares and to the reference to our firm in the registration statement under the caption "Legal Matters."

                                                     Sincerely,


                                                     PERKINS COIE